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                                                                    EXHIBIT 5.1


                    [LOOPER, REED, MARK & MCGRAW LETTERHEAD]



                                  May 28, 1997




Karts International Incorporated
109 Northpark Boulevard, Suite 220
Covington, Louisiana 70433


         Re: Registration Statement on Form SB-2 (SEC File No. 333-24145) Initially Filed with the Securities and Exchange Commission (the "Commission") on March 28, 1997; Amendment No. 1 to Registration Statement Filed with the Commission on May 28, 1997


Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form SB-2 and Amendment No. 1 thereto, SEC File No. 333-24145, (the Registration Statement and Amendment No. 1 thereto being referred to hereinafter as the "Registration Statement"), in connection with the registration of 3,360,000 shares of common stock, $.001 par value (the "Common Stock"), and 1,610,000 Redeemable Common Stock Purchase Warrants (the "Warrants") (with the number of shares of Common Stock registered in the Registration Statement including 1,400,000 shares of Common Stock offered thereby, 1,4000,000 shares of Common Stock issuable upon exercise of the Warrants, 210,000 shares of Common Stock subject to the Underwriter's over-allotment option, 210,000 shares of Common Stock issuable upon exercise of 210,000 Warrants subject to the Underwriter's over-allotment option, and 140,000 shares of Common Stock issuable upon exercise of 140,000 warrants subject to the Underwriter's Warrants). The Common Stock and the Warrants will be issued and sold in the manner described in the Registration Statement and in the exhibits thereto.

         We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock and the Warrants. It is our opinion that the Common Stock and the Warrants to be sold by the Company pursuant to the Registration Statement will be, when sold and paid for pursuant to the terms of the Registration Statement, and the exhibits thereto, legally issued, fully paid and non-assessable securities of the Company. Further, it is our opinion that when the Warrants are exercised pursuant to the Warrant Agreement, the shares of Common Stock issuable

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Karts International Incorporated
May 28, 1997
Page 2



upon exercise of the Warrants will be, when issued and paid for pursuant to the respective terms of the Warrant Agreement, and the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable shares of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which forms a part thereof.


                                        Very truly yours,

                                        Looper, Reed, Mark & McGraw Incorporated



                                        By: /s/ Richard B. Goodner
                                           ------------------------------------
                                            Richard B. Goodner

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